UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Monday, July 27, 2009
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-4.1

Item 3.03 Material Modification to Rights of Security Holders.
On July 27, 2009, the Board of Directors of EMS Technologies, Inc. (the “Company”) has adopted a Shareholder Rights Plan, effective August 6, 2009 (the “Plan”), and has declared a dividend distribution of one Right for each outstanding share of the Company’s common stock, $.10 per share par value (“Common Stock”), to shareholders of record at the close of business on August 7, 2009. The Plan replaces a similar plan adopted in 1999 that expired on August 6, 2009.
Initially, the Rights are deemed to be evidenced by Common Stock certificates, and no separate Rights Certificates will be distributed. Transfer of Common Stock certificates will also transfer the Rights associated with the Common Stock. Upon the occurrence of an event specified in the Plan (such as the public announcement by a person (an “Acquiring Person”) of an acquisition of 20% of the Company’s outstanding common stock without the consent of the Company’s Disinterested Directors)(the “Distribution Date”), the Rights will separate from the Common Stock, and Rights Certificates will be issued to Rights holders. At that time, each Right will become exercisable for one share of Common Stock at the Purchase Price (initially $45.00), subject to adjustment from time to time to account for events such as stock dividends or upon the occurrence of certain triggering events as summarized herein and described in the Plan. The Rights are not exercisable until the Distribution Date and expire on August 6, 2014, unless earlier redeemed. All Common Stock issued prior to the Distribution Date will be issued with Rights attendant.
Until the Distribution Date, the Board of Directors may amend or terminate the Plan or adopt a new rights plan in substitution for the Plan and all outstanding Rights. After the Distribution Date, the Disinterested Directors by majority vote may amend the Plan to a more limited extent, or may substitute a new rights plan for the Plan and all outstanding Rights, if the change, supplement or substitution does not adversely affect the interests of rights holders (other than those of an Acquiring Person or an affiliate or associate thereof). A “Disinterested Director” is any director who has no control relationship or affiliation with any Acquiring Person or associate or affiliate thereof, or who, if otherwise qualified and originally nominated as a director by an Acquiring Person or associate or affiliate thereof, has so served for at least 180 days.
If certain triggering events described in the Plan occur, the Rights will become exercisable at the Purchase Price for shares of Common Stock having a value equal to two times the Purchase Price, or at the election of the Disinterested Directors may be exercised for one-half that number of shares of Common Stock without payment of the Purchase Price. Rights beneficially owned by Acquiring Persons will become null and void, and may not be exercised. Triggering events include the acquisition of 20% of the outstanding Common Stock without the consent of the Disinterested Directors; the acquisition of 2% of the outstanding Common Stock without such consent following the acquisition of 20% with such consent; or the engagement by a consented-to 20% shareholders in certain self-dealing transactions. If the Company is purchased or merged into another company, the Rights may become exercisable for comparable securities of the surviving entity instead of Common Stock of the Company.
At any time before their expiration, the outstanding Rights may be redeemed by vote of the Disinterested Directors at a price of $0.01 per Right. If the Disinterested Directors elect to redeem the Rights, the outstanding Rights will no longer be exercisable, and their holders will be entitled only to have their Rights redeemed.

Copies of the Rights Plan or of a summary thereof are available free of charge from the Company. The description of the Rights included in this Report does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, which is filed as an exhibit with this Report.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c) The following exhibits are furnished as part of this Form 8-K.

Exhibit
No.	Description

4.1	EMS Technologies, Inc. Stockholder Rights Plan dated as of August 6, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.
Date: July 30, 2009	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer